            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers and individual taxpayer identification numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------
                                     GIVE THE SOCIAL
                                     SECURITY NUMBER (OR
          FOR THIS TYPE OF ACCOUNT:  INDIVIDUAL TAXPAYER
                                     IDENTIFICATION NUMBER)
                                     OF--
-----------------------------------------------------------
 1.  An individual's account         The individual
 2.  Two or more individuals (joint  The actual owner of
     account)                        the account or, if
                                     combined funds, any
                                     one of the
                                     individuals(1)
 3.  Husband and wife (joint         The actual owner of
     account)                        the account or, if
                                     joint funds, either
                                     person(1)
 4.  Custodian account of a minor    The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint          The adult or, if the
     account)                        minor is the only
                                     contributor, the
                                     minor(1)
 6.  Account in the name of          The ward, minor, or
     guardian or committee for a     incompetent person(3)
     designated ward, minor, or
     incompetent person
 7.  a. The usual revocable savings  The grantor-
        trust account (grantor is    trustee(1)
        also trustee)
     b. So-called trust account      The actual owner(1)
     that is not a legal or valid
        trust under State law
-----------------------------------------------------------
-----------------------------------------------------------
                                     GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:            IDENTIFICATION
                                     NUMBER OF--
-----------------------------------------------------------
 8.  Sole proprietorship account     The owner(4)
 9.  A valid trust, estate, or       The legal entity (Do
     pension trust                   not furnish the
                                     identifying number of
                                     the personal
                                     representative or
                                     trustee unless the
                                     legal entity itself is
                                     not designated in the
                                     account title.)(5)
10.  Corporate account               The corporation
11.  Religious, charitable, or       The organization
     educational organization
     account
12.  Partnership account held in     The partnership
     the name of the business
13.  Association, club, or other     The organization
     tax-exempt organization
14.  A broker or registered nominee  The broker or nominee
15.  Account with the Department of  The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district, or prison) that
     receives agricultural program
     payments
-----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show the name of the owner but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, Form W-7, Application for IRS Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
  - An organization exempt from tax under Section 501(a) of the Internal Revenue Code, or an individual retirement plan.
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  - An international organization or any agency, or instrumentality thereof.

  Payees that MAY be exempt from backup withholding include the following:
  - A corporation.
  - A financial institution.
  - A registered dealer in securities or commodities registered in the United States or a possession of the United States.
  - A real estate investment trust.
  - A common trust fund operated by a bank under Section 584(a) of the Internal Revenue Code.
  - An exempt charitable remainder trust, or a non-exempt trust described in
    Section 4947(a)(1) of the Internal Revenue Code.
  - An entity registered at all times under the Investment Company Act of 1940.
  - A foreign central bank of issue.

  All payees listed above are exempt from backup withholding on interest and dividends. All payees listed above except an exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1) of the Internal Revenue Code, are exempt from backup withholding on payments made in broker transactions.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under Section 1441 of the Internal Revenue Code.
  - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.

  Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852) of the Internal Revenue Code.
  - Payments described in Section 6049(b)(5) of the Internal Revenue Code to nonresident aliens.
  - Payments on tax-free covenant bonds under Section 1451 of the Internal Revenue Code.
  - Payments made by certain foreign organizations.

  Exempt payees should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A of the Internal Revenue Code.

PRIVACY ACT NOTICE. -- Section 6109 of the Internal Revenue Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.